As filed with the Securities and Exchange Commission on March 12, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Westmoreland Coal Company
                            -------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 23-1128670
               --------                                 ----------
(State of incorporation or organization)    (I.R.S. employer identification no.)


14th Floor, 2 North Cascade Avenue   Colorado Springs, CO           80903
---------------------------------------------------------           -----
        (Address of principal executive offices)                  (Zip code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section 12(b)      securities pursuant toSection 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
check the following box.  [X]             check the following box.  [ ]


              Securities Act registration statement file number to
                   which this form relates:_________________
                                            (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of each exchange on
       Title of each class                              which each class is
       to be so registered                                to be registered
----------------------------------------          ------------------------------
Common Stock, par value $2.50 per share           American Stock Exchange
Depositary Shares, each representing one          American Stock Exchange
         quarter of a share of Series A
         Convertible Exchangeable
         Preferred Stock
Preferred Stock Purchase Rights                   American Stock Exchange
----------------------------------------          ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

         This Form 8-A is being filed in connection with the application by Westmoreland Coal Company ("Westmoreland" or the "Company") to list its common stock, par value $2.50 per share, and the associated preferred stock purchase rights (the "Common Stock"), and its depositary shares ("Depositary Shares"), each representing one quarter of a share of its Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), liquidation preference equal to $25 per Depositary Share, on the American Stock Exchange.

         The description of the Common Stock is incorporated herein by reference to the provisions of the Company's Registration Statement on Form S-2, Registration No. 33-47872, captioned "Description of Capital Stock."

         The description of the preferred stock purchase rights is incorporated herein by reference to Item 1 of the Form 8-A filed by the Company on February 1, 1993.

         The description of the Depositary Shares is incorporated herein by reference to the provisions of the Company's Registration Statement on Form S-2, Registration No. 33-47872, captioned "Description of the Preferred Stock," "Description of the Depositary Shares," "Description of the Exchange Debentures," and "Description of Capital Stock."

Item 2.  Exhibits.

         The following Exhibits filed by the Company are hereby incorporated by reference and made a part hereof:

(a) Restated Certificate of Incorporation, filed with the Office of the Secretary of State of Delaware on February 21, 1995. Reference is hereby made to Exhibit 3(a) to Westmoreland's 10-K for 1994, which Exhibit is incorporated herein by reference.

(b) Bylaws, as amended on January 26, 1999. Reference is hereby made to Exhibit 3(b) to Amendment No. 1 to Westmoreland's Form 10-K for 1998, which Exhibit is incorporated herein by reference.

(c) Form of Indenture between Westmoreland and Fidelity Bank, National Association, as Trustee relating to the Exchange Debentures. Reference is hereby made to Exhibit 4.1 to Westmoreland's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference.

(d)  Form of  Exchange  Debenture.  Reference  is hereby  made to Exhibit 4.2 to
     Westmoreland's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which
     Exhibit is incorporated herein by reference.

(e) Form of Deposit Agreement among Westmoreland, First Chicago Trust Company of New York, as Depository and the holders from time to time of the Depositary Receipts. Reference is hereby made to Exhibit 4.3 to Westmoreland's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which
     Exhibit is incorporated herein by reference.

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(f)  Specimen  certificate   representing  the  common  stock  of  Westmoreland.
     Reference is hereby made to Exhibit 4(c) to Westmoreland's Registration Statement on Form S-2, Registration No. 33-1950, filed December 4, 1985, which Exhibit is hereby incorporated herein by reference.

(g) Specimen certificate representing the Preferred Stock. Reference is hereby made to Exhibit 4.6 to Westmoreland's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference.

(h)  Form of  Depositary  Receipt.  Reference  is hereby  made to Exhibit 4.7 to
     Westmoreland's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which
     Exhibit is incorporated herein by reference.

(i) Rights Agreement, dated as of January 28, 1993, between Westmoreland Coal Company and First Chicago Trust Company of New York. Reference is hereby made to Exhibit 4 to Westmoreland's Form 8-K filed February 1, 1993, which
     Exhibit is incorporated herein by reference.

(j) Master Agreement, dated as of January 4, 1999, between Westmoreland Coal Company, Westmoreland Resources, Inc., Westmoreland Energy, Inc., Westmoreland Terminal Company, and Westmoreland Coal Sales Company, the UMWA 1992 Benefit Plan and its Trustees, the UMWA Combined Benefit Fund and its Trustees, the UMWA 1974 Pension Trust and its Trustees, the United Mine Workers of America, and the Official Committee of Equity Security Holders in the chapter 11 cases of Westmoreland Coal and certain of its subsidiaries. Reference is hereby made to Exhibit No. 99.2 to
     Westmoreland's Form 8-K filed on February 5, 1999, which Exhibit is incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Westmoreland Coal Company


Date:  March 12, 1999
                                       By: /s/ Robert J. Jaeger
                                           -----------------------------
                                       Name:   Robert J. Jaeger
                                       Title:  Senior Vice President of
                                               Finance and Treasurer